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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 18, 2003

                                   CMGI, INC.

             (Exact Name of Registrant as Specified in its Charter)


             Delaware                    000-23262               04-2921333
  (State or Other Jurisdiction   (Commission File Number)      (IRS Employer
       of Incorporation)                                     Identification No.)

                              100 Brickstone Square
                          Andover, Massachusetts 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 684-3600
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5. Other Events.

     On February 18, 2003, Overture Services, Inc. ("Overture"), and AltaVista Company, a majority-owned operating company of CMGI, Inc. ("AltaVista"), announced that they have signed a definitive agreement under which Overture will acquire AltaVista's business for approximately $140 million in cash and stock. Under the terms of the agreement, Overture will pay AltaVista in Overture common stock valued at approximately $80 million (provided that Overture will not be required to issue more than 4,274,670 shares or less than 3,001,364 shares), plus $60 million in cash, and will assume certain of AltaVista's liabilities. Overture has agreed to file a registration statement for the resale of the shares of Overture common stock to be issued to AltaVista, subject to certain contractural restrictions. The transaction, which is subject to customary approvals and certain other conditions, is expected to close in April 2003. A copy of the press release is filed as an exhibit to this report.

Item 7. Exhibits.

(c)  Exhibits.

     The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CMGI, Inc.

                                By: /s/ Thomas Oberdorf
                                   -----------------------------------
Date: February 21, 2003             Thomas Oberdorf
                                    Chief Financial Officer and Treasurer
                                    (Principal Financial and Accounting Officer)






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                                  EXHIBIT INDEX


  Exhibit No.             Description
  -----------             -----------

  99.1              Press Release, dated February 18, 2003.